UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2019 (May 13, 2019)

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37886	81-1527911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700 Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (615) 732-6400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 13, 2019, CapStar Financial Holdings, Inc. (the “Company”) entered into the Eighth Amended and Restated Executive Employment Agreement (the “Tucker Amended and Restated Agreement”) with Claire W. Tucker. As of May 13, 2019, Ms. Tucker will no longer serve as the President of the Company nor will she continue to serve as President and Chief Executive Officer of the Company’s wholly owned subsidiary CapStar Bank (the “Bank”). Ms. Tucker will serve as the Chief Executive Officer of the Company until July 31, 2019 and will then serve as the Company’s Founding President and CEO Emerita from July 31, 2019 until May 31, 2021. As compensation for her services, Ms. Tucker will receive a base salary of $525,000 per annum between May 31, 2019 and May 31, 2020 and will remain eligible to receive an annual incentive bonus for calendar year 2019 of up to 50% of her base salary, subject to the terms and conditions set forth by the boards of directors of the Company and the Bank (the “Board”) pursuant to any bonus plan that may be adopted by the Board. For the fiscal year ending December 31, 2019, Ms. Tucker will also remain eligible to receive a long-term incentive bonus of up to 40% of her base salary pursuant to the terms of the Company’s Long Term Incentive Plan. From June 1, 2020 until May 31, 2021, Ms. Tucker will receive an annual base salary of $200,000 per annum. The Company will also reimburse Ms. Tucker for certain approved expenses through May 31, 2021. Pursuant to the Tucker Amended and Restated Agreement, Ms. Tucker will retire from the board of directors of the Bank effective as of May 13, 2019 and will retire from the board of directors of the Company effective as of July 31, 2019.

Additional terms provided for under the Tucker Amended and Restated Agreement are as follows:

•	Ms. Tucker and the Company each have the right to terminate the Tucker Amended and Restated Agreement at any time, with or without cause, subject to the potential for severance payments.

•

Any stock awards granted to Ms. Tucker that have not fully vested before May 31, 2021 will vest as of May 31, 2021, provided that Ms. Tucker has not been terminated for cause or resigned for good reason prior to that date.

•

Ms. Tucker has agreed to maintain the confidentiality of any material information concerning any matters affecting or relating to the business of the Company, except in the course of performing her duties while employed by the Company.

•

Ms. Tucker is subject to restrictive covenants relating to her ability to (i) solicit Company clients, (ii) solicit employees of the Company, or (iii) engage in a competing business that operates in any county in which the Company operates. These restrictions apply for the duration of Ms. Tucker’s employment and for a period of two (2) years following the termination of Ms. Tucker’s employment with the Company.

Effective as of May 13, 2019, the Company and the Bank entered into the Executive Employment Agreement (the “Schools Employment Agreement”) with Timothy K. Schools. Pursuant to the Schools Employment Agreement, Mr. Schools will serve as the President and Chief Executive Officer of the Bank and the President of the Company effective as of May 13, 2019. Mr. Schools will also serve as Chief Executive Officer of the Company effective as of July 31, 2019. On May 13, 2019, in conjunction with the Schools Employment Agreement, the Board appointed Mr. Schools as a director of the Bank effective as of May 13, 2019 and as a director of the Company effective as of July 31, 2019. Mr. Schools’ base salary will be $525,000 per annum and he will be eligible to receive an annual bonus of up to 50% of his base salary, subject to the terms and conditions set forth annually by the Board, pursuant to any bonus plan that may be adopted by the Board. For each year of his employment, Mr. Schools will also be eligible to receive a long-term incentive bonus of up to 40% of his base salary pursuant to the Company’s Long Term Incentive Plan. As signing bonus, Mr. Schools will receive an award of 50,000 options (the “Options”) to purchase 50,000 shares of the Company’s common stock. The exercise price of the Options will be set as the average price of the Company’s common stock on the day prior to the public announcement of Mr. School’s employment with the Company and Bank. The Options will vest ratably over a three year period, beginning on the first anniversary of the grant date, and will be subject to the terms of the CapStar Financial Holdings, Inc. Stock Incentive Plan and a separate Non-Qualified Stock Option Agreement between Mr. Schools and the Company.

Additional terms provided for under the Schools Employment Agreement are as follows:

•

Mr. Schools, the Bank and the Company have the right to terminate the Schools Employment Agreement at any time, with or without cause, subject to the potential for severance payments as discussed below.

•

Mr. Schools is entitled to a severance payment equal to continued payment of base salary for a period of two (2) years and continuation of benefits for twenty-four (24) months in the event the Company and the Bank terminates the Schools Employment Agreement without cause or if Mr. Schools resigns for good reason. Mr. Schools is entitled to a severance payment equal to continued payment of base salary and continuation of benefits for one (1) year in the event that the Schools Employment Agreement terminates as a result of a decision by the Company and Bank not to renew or extend the term.

•

For termination occurring within 12 months of a change in control, as defined in the Schools Employment Agreement, Mr. Schools would receive payments equal to two (2) times his respective base salary (payable in 24 equal monthly installments) and continuation of benefits for 24 months, unless his employment was terminated with cause or by reason of disability or the executive resigned without good reason.

•

Mr. Schools has agreed to maintain the confidentiality of non-public information and trade secrets learned during the course of his employment and further agreed that the Company and the Bank maintain ownership over their work product.

•

Mr. Schools is subject to a restrictive covenants relating to his ability to (i) solicit Company and Bank clients for or on behalf of a competing business, (ii) solicit employees of the Company or Bank for another business, or (iii) engage in a competing business that operates in any county in which CapStar operates. These restrictions apply for the duration of Mr. Schools’ employment and following termination for a period of two (2) years, except that the non-competition covenant will only apply for the duration of Mr. Schools’ employment and following termination for a period of one (1) year if Mr. Schools’ employment with the Company and Bank is terminated by non-renewal of the Schools Employment Agreement solely by the decision of the Company and Bank.

•	The term of Mr. Schools’ employment shall continue until May 13, 2022 with the option for a one (1) year renewal at the end of the initial term and any extended term.

Mr. Schools is 49 years old and there are no family relationships between him and any other director or executive officer of the Company and Bank. Schools was most recently the President and Chief Executive Officer at Highlands Bankshares, Inc. (“Highlands”) in Abingdon, Virginia from November 2015 to May 2019. At Highlands, he led the Board of Directors and Executive Committee in establishing and executing a strategic plan following a private equity recapitalization in 2014. During his tenure, Highlands achieved its highest earnings since 2007, net interest margin since 2002, leverage ratio in its history, lowest net charge-off ratio since 1995 and was recognized as the “Best Bank” in each of Bristol, Tennessee/Virginia, Smith County, Virginia, Washington County, Virginia and Watauga County, North Carolina. Prior to his tenure with Highlands, Mr. Schools served as Chief Strategy Officer of United Community Bank in Greenville, South Carolina and President of American Savings Bank in Honolulu, Hawaii. At United Community Bank, he was a member of the executive committee whom, following a private equity recapitalization in 2010, collaborated to return the company to financial health. During Mr. Schools’ tenure, United Community Bank achieved a ranking of fourteenth (14th) in the Forbes Best Banks in America ranking, placed second nationally in J.D. Power’s industry customer service survey ranking, and resolved a preexisting Memorandum of Understanding issued by the company’s regulators. At American Savings Bank, Mr. Schools led the board of directors and executive committee in developing and executing a strategic plan that remediated a preexisting Cease and Desist regulatory order and elevated the Company to one of the nation’s highest performing banks and best banks to work for nationally. Mr. Schools is a former board member of APCO Employees Credit Union, First Market Bank, CRA Partners, USI Alliance Corporation, Nasdaq Issuer Advisory Council, and OTC Markets Group Issuer Advisory Council. Mr. Schools graduated magna cum laude from James Madison University with a Bachelor’s degree in business administration and received his M.B.A from Emory University. Other than Schools’ Employment Agreement, there have been no transactions, and there are no currently proposed transactions, in which the Company or Bank was or is a participant and in which Mr. Schools or any of his immediate family members has or will have any interest, that are required to be disclosed under Item 404(a) of Regulation S-K.

The Tucker Amended and Restated Agreement and the Schools Employment Agreement are collectively referred to as the “Agreements.” The above summaries of the Agreements are qualified by reference in their entirety to the full Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On May 14, 2019, the Company issued a press release announcing the Agreements, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Eighth Amended and Restated Executive Employment Agreement, by and among the Company and Claire W. Tucker, dated as of May 13, 2019.

10.2	Executive Employment Agreement, by and among the Company, the Bank and Timothy K. Schools, dated May 13, 2019.

99.1	Press Release issued on May 14, 2019 by CapStar Financial Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Robert B. Anderson
Name:	Robert B. Anderson
Title:	Chief Financial Officer and Chief Administrative Officer

Date: May 17, 2019